EXHIBIT 23-a


      COOPERS & LYBRAND


                CONSENT OF INDEPENDENT ACCOUNTANTS
                         _______________



               We consent to the incorporation by reference in this Registration Statement of Stone & Webster, Incorporated on Form S-3 of our report dated February 15, 1994, on our audits of the consolidated financial statements and financial statement schedules of Stone & Webster, Incorporated and Subsidiaries as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which report is included in the Company's 1993 Annual Report on Form 10-K.

               We further consent to the reference to our firm in this Registration Statement under the caption
     "Experts."


                                     /s/ COOPERS & LYBRAND


     New York, New York
     April 20, 1994